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                                                                     EXHIBIT 4.5

                                  CLARCOR INC.

EMPLOYEE STOCK PURCHASE PLAN


    The following constitute the provisions of the CLARCOR Inc. Employee Stock Purchase Plan.

         1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423.

         2. DEFINITIONS.

                  (a) "BOARD" shall mean the Board of Directors of the Company.

                  (b) "CHANGE OF CONTROL" is defined in Section 19(c).

                  (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "COMMITTEE" means the Compensation and Stock Option Committee of the Board.


                  (e) "COMMON STOCK" shall mean the common stock of the Company.

                  (f) "COMPANY" shall mean CLARCOR Inc., a Delaware corporation.

                  (g) "COMPENSATION" shall mean all base straight time gross earnings, commissions, overtime and shift premium, but excluding payments for incentive compensation, bonuses, expense reimbursements, payments under any benefit program, payments from any deferred compensation arrangement, and other compensation.

                  (h) "DESIGNATED SUBSIDIARY" shall mean any Subsidiary selected by the Committee as eligible to participate in the Plan.

                  (i) "ELIGIBLE EMPLOYEE" shall mean any individual who is an employee of the Company or any Designated Subsidiary: (i) who has been continuously employed through the three-month anniversary of his employment commencement date and (ii) whose customary scheduled employment with the Company or Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year; provided, an Eligible Employee shall continue to be eligible to participate in the Plan during any period of authorized leave of absence in which the employment relationship has not terminated.

                  (j) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

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                  (k) "EXERCISE DATE" shall mean the last Trading Day on or
immediately preceding June 30 and December 31 each year, or as may be provided pursuant to Section 4 of the Plan. The first Exercise Date under the Plan shall be June 30, 2004.

                  (l) "FAIR MARKET VALUE" shall mean, as of any date, the closing sale price for Common Stock (or the closing bid, if no sales were reported), as quoted on any stock exchange, or a national market quotation system (including without limitation the Nasdaq National Market) in which Common Stock of the Company is listed, as reported in The Wall Street Journal.

                  (m) "OFFERING" means each separate offering of shares of Common Stock under the Plan that occurs during each Offering Period.

                  (n) "OFFERING DATE" shall mean the first Trading Day of each Offering Period.

                  (o) "OFFERING PERIODS" shall mean the periods of approximately six (6) months during which an Option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after July 1 and January 1 of each year and terminating on the first Trading Day on or immediately preceding June 30 and December 31 of each year, or as may be provided pursuant to Section 4 of this Plan.

                  (p) "OPTION" means the option of a Participant to purchase shares of Common Stock pursuant to Section 7.

                  (q) "PARTICIPANT" means each Eligible Employee who elects to participate in the Plan.

                  (r) "PLAN" shall mean this Employee Stock Purchase Plan.

                  (s) "PURCHASE PRICE" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided, that the Purchase Price may be adjusted by the Committee pursuant to Section 20.

                  (t) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (u) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading in shares of Common Stock.

              Unless the context requires otherwise, the use of masculine pronouns shall also refer to feminine pronouns and the use of a singular noun shall also refer to the plural. Unless otherwise stated, references to sections refer to sections of the Plan.

         3. ELIGIBILITY.

                  (a) OFFERING PERIODS. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan.

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                  (b) LIMITATIONS. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an Option under the Plan:

                           (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the
         Code) would own capital stock of the Company or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary;

                           (ii) to the extent that his rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate that exceeds $25,000 of the Fair Market Value of the stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time; or

                           (iii) as otherwise may be provided in accordance with
         Section 423 of the Code.

         4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1 and July 1 each year, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof), from time to time, with respect to future offerings without shareholder approval if such change is announced prior to the first Trading Day of the first Offering Period to be affected thereafter; provided, no Offering Period shall be for a period of more than twenty-seven (27) months.

         5. PARTICIPATION.

                  (a) An Eligible Employee shall be entitled to participate in an Offering only if such individual files a subscription agreement with the Company authorizing payroll deductions in a form and at such time as shall be approved by the Committee, which shall not be less than 30 days prior to the Offering Date for such Offering Period.

                  (b) Any Eligible Employee that fails to file a timely initial subscription agreement for an Offering shall not participate in such Offering but may elect to participate in a succeeding Offering.

                  (c) Once an Eligible Employee commences participation in the Plan, his participation shall continue in all future Offerings unless or until the Participant revokes his election, otherwise withdraws from the Plan or ceases to be an Eligible Employee.

         6. PAYROLL DEDUCTIONS.

                  (a) At the time an Eligible Employee files a subscription agreement, he shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he receives on each pay day during the Offering Period; provided, that should a pay day occur on an Exercise Date, a Participant shall have the

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payroll deductions made on such day applied to his account under the next succeeding Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

                  (b) Payroll deductions for a Participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such election is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

                  (c) All payroll deductions made for a Participant shall be credited to his account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account.

                  (d) A Participant may discontinue his participation in the Plan as provided in Section 10 hereof, but may not increase or decrease (other than to $0.00) his rate of payroll deduction during an Offering Period. A Participant may increase or decrease the rate of his payroll deductions by filing a subscription agreement in accordance with Section 5, which shall be effective for the next succeeding Offering Period.

                  (e) Anything to the contrary herein notwithstanding, in order to satisfy the limitations under Section 3(b), the Committee shall have the authority to decrease or suspend a Participant's payroll deductions, not apply all or any portion of a Participant's stock purchase account toward the purchase of shares of Common Stock, and repurchase shares of Common Stock previously purchased by a Participant at the Purchase Price paid by the Participant. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

                  (f) At the time the Option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

         7. GRANT OF OPTION. Subject to the limitations set forth at Section 3(b), on the Offering Date of each Offering Period, each Eligible Employee participating in such Offering shall be granted an Option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to the whole number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. The Eligible Employee may accept the grant of such Option by filing a completed subscription agreement with the Company in accordance with Section 5(a). Exercise of the Option shall occur as provided in
Section 8 hereof, unless the Participant has withdrawn

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from the Offering pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period to the extent not exercised.

         8. EXERCISE OF OPTION.

                  (a) Unless a Participant withdraws from an Offering as provided in Section 10 hereof, his Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10 hereof. Any other funds not applied to purchase shares after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's Option to purchase shares hereunder is exercisable only by him.

                  (b) If the Committee determines that, on a given Exercise Date, the number of shares with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, then the Committee shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and thereupon terminate any or all Offerings then in effect pursuant to Section 20 hereof. The Committee may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

         9. DELIVERY; DIVIDENDS REINVESTED.

                  (a) As soon as reasonably practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery of shares purchased upon exercise of the Participant's Option in a form and to a custodian determined and selected by the Committee.

                  (b) Cash dividends on any shares held by a Participant shall be automatically reinvested in additional shares of Common Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Common Stock credited to Participants' shares will be paid over by the Company to the custodian of the shares at the dividend payment date. The custodian will aggregate all purchases of Common Stock in connection with the Plan for a given dividend payment date. Purchases of Common Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The custodian shall make such purchases, as directed by the Committee, either (i) in transactions on any securities exchange upon which Common Stock is traded, otherwise in the over-the-counter market, or in negotiated transactions, or (ii) directly from the

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Company at 100 percent of the Fair Market Value of a share of Common Stock on the dividend payment date.

         10. WITHDRAWAL. During an Offering Period, a Participant may terminate his subscription at any time, and withdraw all but not less than all of the payroll deductions credited to his account and not yet used to exercise his Option under the Plan, by giving written notice to the Company in the form approved by the Committee. All of the Participant's payroll deductions credited to his account shall be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant files a new subscription agreement and the Committee, in its sole discretion, consents to his participation in such Offering.

         11. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment for any reason or a Participant's ceasing to be an Eligible Employee of the Company or of a Designated Subsidiary, shall cause his participation in the Plan to terminate immediately. In such event, payroll deductions shall cease, payroll deductions previously withheld and credited to the Participant's account during the Offering Period but not yet used to purchase Common Stock under the Plan shall be refunded to him (or to his beneficiary designated under Section 15 in the event of his death) without interest.

         12. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

         13. STOCK.

                  (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock that shall be available for purchase under the Plan shall be 500,000 shares of the Common Stock.

                  (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant shall have no right to vote or to receive dividends or any other right of a stockholder with respect to such shares.

                  (c) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

         14. ADMINISTRATION. The Plan shall be administered by the Committee which shall have the discretionary authority and power to adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan and Section 423 of the Code. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Participants and any person claiming any rights under the Plan from or through any Participant. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. No member of the Committee, or any officer or

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employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and shall, to the maximum extent permitted by the articles of incorporation and by-laws of the Company and applicable law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

         15. DESIGNATION OF BENEFICIARY.

                  (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash from the Participant's account under the Plan in the event of such Participant's death during an Offering Period or subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares.

                  (b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the legal representative of the Participant's estate (or other validly authorized individual or person in the event of a "small estate" in which no legal representative is appointed).

                  (c) All beneficiary designations shall be in such form and manner as the Committee may designate from time to time.

         16. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void, except that the Committee, in its sole discretion, may treat such act as an election to terminate the Participant's subscription in accordance with Section 10 hereof.

         17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, a Participant shall only have the rights of an unsecured creditor with respect to payroll deductions on his account pursuant to his subscription agreement.

         18. ACCOUNTS AND REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR CHANGE OF CONTROL.

                  (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the maximum number of shares of the Company's Common Stock

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which shall be made available for sale under the Plan, the maximum number of shares each Participant may purchase each Purchase Period (pursuant to Section
7), as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

                  (b) In the event of a Change of Control, the Offering Period then in progress shall immediately terminate, each outstanding Option shall be automatically exercised immediately prior to such Change of Control, and upon such Change of Control the Plan shall otherwise shall terminate in accordance with Section 20. When practicable, the Committee shall notify each Participant in writing, at least ten (10) business days prior to such Change of Control of the imminent Change of Control and the effect thereof on the Participant.

                  (c) A "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (i) The acquisition (other than from the Company) by any person, entity, or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Change in Control shall be deemed to have occurred for any acquisition by any corporation with respect to which, following such acquisition, more than 60% of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company's then outstanding Common Stock and then outstanding voting securities, as the case may be; or

                  (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "INCUMBENT Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the

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         Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 60% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or shareholder approval of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         20. AMENDMENT OR TERMINATION.

                  (a) The Board or Committee may at any time and for any reason terminate or amend the Plan, subject to any requirement of shareholder approval of a Plan amendment pursuant to Section 423 of the Code (and the regulations thereunder) or any rule or regulation of the Securities and Exchange Commission or any exchange on which shares of the Company are traded. Except as otherwise provided in the Plan, no such termination shall affect Options previously granted; provided, an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment shall modify any Option theretofore granted that adversely affects the rights of the Participant granted such Option. Anything to the contrary herein notwithstanding, any amendment to increase the maximum number of shares of Common Stock available for purchase under the Plan as set forth in Section 13(a) shall be effective only upon shareholder approval.

                  (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

                  (c) The Plan shall immediately terminate, and all amounts on account shall be refunded to the Participants, without interest:

                           (i) if the Company shall not obtain such shareholder approval as may be required pursuant to Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule);

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                           (ii) following the automatic exercise of Options upon
         a Change of Control as provided under Section 19; or

                           (iii) if the Common Stock of the Company shall cease for any reason to be listed on any nationally recognized stock exchange or national market quotation system.

                  (d) In the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                           (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                           (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                           (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

         21. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, director or other person the right to be retained in the employ or service of the Company, nor shall it interfere in any way with the right of the Company to terminate any employee's employment.

         23. GOVERNING LAW. The Plan shall be governed by the laws of the State of Illinois (determined without regard to the choice of law provisions thereof). Each Participant shall, by participating in the Plan, consent to the jurisdiction and venue of the federal and state courts located in Chicago, Illinois.

         24. CONDITIONS UPON ISSUANCE OF SHARES.

                  (a) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

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                  (b) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                  (c) Certificates representing shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon. Notwithstanding the foregoing, the Committee may adopt additional terms and conditions to the extent required to comply with local laws and regulations.

         25. TERM OF PLAN. The Plan shall become effective upon the date of its adoption by the Board of Directors (and the first Offering Period shall commence January 1, 2004), subject to approval of the shareholders of the Company within twelve months thereafter. It shall continue in effect until terminated under
Section 20 hereof.